Exhibit 21.1

SEATTLE SPINCO, INC.
Subsidiaries

Name	Jurisdiction of Organization
ArcSight, LLC	United States
Autonomy Australia Pty Limited	Australia
Autonomy Belgium BVBA	Belgium
Autonomy Digital Limited	United Kingdom
Autonomy HoldCo BV	Netherlands
Autonomy Italy Srl	Italy
Autonomy Netherlands BV	Netherlands
Autonomy Software Asia Private Limited	India
Autonomy Systems (Beijing) Limited Company	China
Autonomy Systems (Canada) Ltd.	Canada
Autonomy Systems Australia Pty Limited	Australia
Autonomy Systems Limited	United Kingdom
Autonomy Systems Singapore Pte Ltd	Singapore
Autonomy Systems Software South Africa	South Africa
Entco Andromeda LLC	United States
Entco Australia Pty Ltd	Australia
Entco Belgium BVBA	Belgium
Entco Bellatrix Holdco	Cayman Islands
Entco Brasil Servicos de Tecnologia Ltda.	Brazil
Entco Brazil Holdings LLC	United States
Entco Bulgaria EOOD	Bulgaria
Entco Capital Co	Cayman Islands
Entco Caribe B.V.	Netherlands
Entco Caribe B.V. LLC (Branch)	Puerto Rico
Entco CentroAmerica CAC, Ltda.	Costa Rica
Entco Costa Rica Ltda.	Costa Rica
Entco Delaware LLC	United States
Entco Denmark ApS	Denmark
Entco Deutschland GmbH	Germany
Entco Draco BV	Netherlands
Entco Eastern Holding B.V.	Netherlands
Entco Eastern Holding II B.V.	Netherlands
Entco Enterprise B.V.	Netherlands
Entco Enterprise B.V., Amstelveen, Meyrin Branch	Switzerland
Entco Field Delivery Spain S.L.U.	Spain
Entco Foreign HoldCo Ltd.	United Kingdom
Entco France SAS	France
Entco Gatriam Holding B.V.	Netherlands
Entco Government Software LLC	United States

EntCo HoldCo BV	Netherlands
Entco HoldCo I B.V.	Netherlands
Entco HoldCo II B.V.	Netherlands
Entco HoldCo III B.V.	Netherlands
Entco HoldCo IV B.V.	Netherlands
Entco Holding Berlin B.V.	Netherlands
Entco Holding Finance B.V.	Netherlands
Entco Holding Hague B.V.	Netherlands
Entco Holding Hague II BV	Netherlands
Entco Holdings L.P.	Bermuda
Entco Holdings, Inc.	United States
Entco Interactive (Israel) Ltd	Israel
Entco International Sàrl	Switzerland
Entco International Sarl, Jebel Ali Free Zone Branch	United Arab Emirates
Entco International Sarl, Abu Dhabi Branch	United Arab Emirates
Entco International Trade, B.V.	Netherlands
Entco Investment Co	Cayman Islands
Entco IT Services Private Limited	India
Entco Italiana S.r.l.	Italy
Entco Japan, Ltd.	Japan
Entco Luxembourg S.a.r.l.	Luxembourg
Entco Marigalante Ltd.	Cayman Islands
Entco Mexico, S. de R.L. de C.V.	Mexico
Entco MS, Inc.	United States
Entco Nederland B.V.	Netherlands
Entco Polska sp. z o.o.	Poland
Entco Puerto Rico B.V.	Netherlands
Entco Puerto Rico B.V. LLC (Branch)	Puerto Rico
Entco Schweiz GmbH	Switzerland
Entco Singapore (Sales) Pte. Ltd.	Singapore
Entco Sinope Holding B.V.	Netherlands
Entco Situla Holding Ltd	United Kingdom
Entco Software Canada Co. Logiciels Entco Canada Cie	Canada
Entco Software India Pvt Ltd	India
Entco Software Malaysia Sdn. Bhd.	Malaysia
Entco Software México, S. de R.L. de C.V.	Mexico
Entco Software Pte. Ltd.	Singapore
Entco Software Romania SRL	Romania
Entco Software Services Middle East, FZ LLC	United Arab Emirates
EntCo Software Spain S.L.U.	Spain

Entco Sverige AB	Sweden
Entco Technologies, Inc.	United States
Entco Turkey Teknoloji Çözümleri Limited Şirketi	Turkey
Entco, LLC	United States
Entcorp Canada, Inc	Canada
Entcorp Czechia, s.r.o.	Czech Republic
EntCorp Hong Kong Limited	Hong Kong
Entcorp Marigalante UK Ltd.	United Kingdom
Entcorp Nederlands B.V.	Netherlands
Entcorp Philippines, Inc	Philippines
Entcorp Software Israel Ltd.	Israel
Entcorp Software México, S. de R.L. de C.V.	Mexico
Entcorp UK Ltd.	United Kingdom
Enterprise Corp Italiana S.r.l.	Italy
EntIT Software LLC	United States
Entsoft Galway Limited	Ireland
Entsoft Holding Ireland Unlimited Company	Ireland
Entsoft Ireland Limited	Ireland
Interwoven Australia Pty Limited	Australia
Interwoven Inc. - India Branch	India
Interwoven UK Ltd.	United Kingdom
Interwoven, Inc., Taiwan Branch	Taiwan
Entcorp Japan KK	Japan
Limited Liability Company Entco	Russian Federation
Longsand Limited	United Kingdom
Mercury Interactive (Singapore) Pte. Ltd.	Singapore
Meridio Limited	United Kingdom
MicroLink LLC	United States
Peregrine Systems do Brazil Limitada	Brazil
Seattle Escrow Borrower LLC	United States
Shanghai Entco Software Technology Co., Ltd.	China
Shanghai Entco Software Technology Co., Ltd., Beijing Branch	China
Shanghai Entco Software Technology Co., Ltd., Chongqing Branch	China
Shanghai Entco Software Technology Co., Ltd., Shenzhen Branch	China
Stratify, Inc.	United States
Trilead GmbH	Switzerland
Verity Benelux B.V.	Netherlands
Verity GB Limited	United Kingdom
Verity Italia S.r.l.	Italy
Verity Luxembourg S.à r.l.	Luxembourg
Verity Worldwide Ltd	British Virgin Islands

Vertica Systems LLC	United States
Voltage Security International, Inc.	United States
Voltage Security Limited	United Kingdom
Zantaz UK Limited	United Kingdom